Exhibit 10.16(B)

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is effective as of January 5, 2011 (the “Effective Date”) and made by and between Mirna Therapeutics, Inc., a Delaware corporation (the “Company”) and Paul Lammers, MD, MSc (“Employee”).

WITNESSETH

WHEREAS, Employee is currently employed by the Company; and

WHEREAS, Employee and the Company previously entered into that certain Employment Agreement with an effective date of November 4, 2009 (the “Employment Agreement”); and

WHEREAS, Company desires to continue to employ Employee, and Employee desires to continue to be employed by the Company, pursuant/to the terms of the Employment Agreement as modified by this Amendment;

NOW, THEREFORE, the Employment Agreement shall be amended as follows, effective as of the Effective Date:

1.             Section 4(c) of the Employment Agreement shall be deleted in its entirety and the following shall be substituted therefor:

“(c)            If the Employee relocates his primary residence from the Houston, Texas area to the Austin, Texas area during the term of his employment with the Company hereunder, the Company will reimburse Employee for the reasonable and documented moving company expenses for the movement of Employee’s household items from the Houston, Texas area to the Austin, Texas area plus his reasonable and documented expenses related to the sale of his Houston, Texas area residence and purchase of a residence in the Austin, Texas area, (collectively, the “Relocation Expenses”). Such reimbursement shall be dependent upon Employee’s submission, within twenty (20) days after such expenses are incurred, of documentation reasonably acceptable to the Company that evidences such expenses. Reimbursement of the Relocation Expenses, if any, shall occur no later than forty-five (45) days after the Company’s receipt of approved documentation. In no event shall Company reimburse Employee for Relocation Expenses, including any Gross-Up Payment pursuant to Section 4(d), in excess of $75,000. Notwithstanding the foregoing, in the event that Employee’s employment is terminated by the Company for Cause (as defined below) or by Employee pursuant to a resignation other than for Good Reason (as defined below) within one year of the date that the Company provides a reimbursement for Relocation Expenses, then Employee shall be obligated to return to the Company all Relocation Expenses that he has been reimbursed, which such return shall occur no later than twenty (20) days after the date of Employee’s termination of employment with the Company.”

2.             A new Section 4(d) shall be included in the Employment Agreement, which such Section shall read as follows:

“(d)         In connection with any reimbursement of the Relocation Expenses by the Company pursuant to Section 4(c) (the “Reimbursement”), the Company shall provide an additional payment to Employee (the “Gross-Up Payment”) in an amount such that after application of all withholding taxes on the Reimbursement and the Gross-Up Payment, Employee will receive a net amount sufficient to pay the remainder of any federal income taxes imposed on the Reimbursement and the Gross-Up Payment, based upon the highest marginal federal income tax rate.”

3.             The first sentence of Section 13 of the Employment Agreement shall be deleted and the following shall be substituted therefor:

“This Agreement, including the attached Exhibit A, and the First Amendment to Employment Agreement effective as of January 4, 2011 constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof.”

4.             Except as modified herein, the Employment Agreement shall remain in full force and effect.

5.             This Amendment may be executed in multiple counterparts, which together shall be considered one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

MIRNA THEREAPEUTICS, INC.

By:	/s/ Matthew Winkler
Name:	Matthew Winkler
Title:	Chairman

PAUL LAMMERS, MD, MSc

/s/ Paul Lammers

SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT